Exhibit 99.1

EMPIRE SERVICES, INC.

FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

EMPIRE SERVICES, INC.

YEARS ENDED DECEMBER 31, 2020 AND 2019

I N D E X

i

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Empire Services, Inc. and Subsidiary

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Empire Services, Inc. and subsidiary (The “Company”) as of December 31, 2020 and 2019, and the related consolidated statements of operations, shareholders’ deficit and cash flows for each of the years in the two year period ended December 31, 2020 and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019 and the consolidated results of its operations and its cash flows for each of the years in the two year period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

The Company's Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has an accumulated deficit, recurring losses, and expects continuing future losses. Management's evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for one year from the issuance of the audited consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

New York | Washington, DC | California | Nevada

China | India | Greece

Member of ANTEA International with offices worldwide

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

/S/ RBSM LLP

We have served as the Company’s auditor since 2021.

Henderson, Nevada
November 16, 2021

New York | Washington, DC | California | Nevada

China | India | Greece

Member of ANTEA International with offices worldwide

EMPIRE SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2020	2019

ASSETS
Current assets:
Cash	$301,012	$54,795
Deposits	-	2,014
Total current assets	301,012	56,809

Equipment - net of accumulated depreciation of $1,939,638 and $1,557,394, respectively	2,370,591	1,999,348
Operating lease right of use assets	4,533,747	5,777,550

Total assets	$7,205,350	$7,833,707

LIABILITIES AND SHAREHOLDER’S DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$1,488,713	$1,315,482
Advances	2,843,525	1,083,977
Contract liability	52,955	-
Operating lease liability	1,766,552	1,776,726
Notes payable	1,924,645	2,895,500
Environmental remediation liability	140,000	140,000
Total current liabilities	8,216,390	7,211,685

Operating lease liability, net current portion	2,911,556	4,086,922
PPP note payable	176,233	-
EIDL note payable	480,504	-
Notes payable, net current portion	2,983,596	3,596,202
Total liabilities	14,768,279	14,894,809

Commitments and contingencies (See Note 7)

Shareholder’s deficit:
Common stock, $1.00 par value, 5,000 shares authorized, 1,000 shares issued and outstanding	1,000	1,000
Additional paid in capital	3,247,543	-
Accumulated deficit	(10,811,472)	(7,062,102)
Total shareholder’s deficit	(7,562,929)	(7,061,102)

Total liabilities and shareholder’s deficit	$7,205,350	$7,833,707

The accompanying notes are an integral part of these consolidated financial statements.

EMPIRE SERVICES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2020	2019

Revenues	$12,956,728	$17,121,212
Cost of revenues	6,879,413	8,687,887
Gross Profit	6,077,315	8,433,325

Operating Expenses:
Rent, utilities, and property maintenance	2,374,860	2,310,421
Consulting, accounting, and legal	295,364	99,640
Payroll and related expense	2,405,871	2,459,020
Depreciation expense	382,244	327,080
Environmental remediation expense	-	140,000
Hauling and equipment maintenance	2,043,551	1,954,730
Other general and administrative expenses	1,038,708	376,134
Total Operating Expenses	8,540,598	7,667,025

(Loss) Profit From Operations	(2,463,283)	766,300

Other Income (Expense):
Interest income (expense)	(1,328,527)	(651,361)
Gain on settlement of legal matter	-	285,000
Gain of settlement of debt	19,440	127,984
Other income	23,000	19,761
Total Other Income (Expense)	(1,286,087)	(218,616)

Net (Loss) Income Before Income Taxes	(3,749,370)	547,684

Provision for Income Taxes	-	-

Net (Loss) Income	$(3,749,370)	$547,684

The accompanying notes are an integral part of these consolidated financial statements.

EMPIRE SERVICES, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDER’S DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	Common Stock	Additional Paid	Accumulated	Shareholder’s Equity
	Contribution	in Capital	Deficit	Total
Balance at December 31, 2018	1,000	$78,587	$(5,230,691)	$(5,151,104)

Contribution for lease rent	-	1,692,201	-	1,692,201
Cash Distribution	-	(1,770,788)	(2,379,095)	(4,149,883)
Net income	-	-	547,684	547,684

Balance at December 31, 2019	1,000	$-	$(7,062,102)	$(7,061,102)

Contribution for lease rent	-	1,718,463	-	1,718,463
Cash Contribution	-	1,529,080	-	1,529,080
Net loss	-	-	(3,749,370)	(3,749,370)

Balance at December 31, 2020	1,000	$3,247,543	$(10,811,472)	$(7,562,929)

The accompanying notes are an integral part of these audited consolidated financial statements.

EMPIRE SERVICES, INC.

CONSOLIDATED STATEMENTS OF CASHFLOWS

	Year Ended December 31,
	2020	2019
Cash flows from operating activities:
Net (loss) income	$(3,749,370)	$547,684
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	382,244	327,080
Bad Debts	-	8,748
Lease payment contributed	1,718,463	1,692,201
Environmental remediation expense	-	140,000
Interest Expense non-cash	1,092,173	233,394
Interest income (expense)		3,361
Gain on settlement of debt	(19,440)	(127,984)
Gain on settlement of legal matter	-	(285,000)
Changes in operating Assets and liabilities
Accounts payable	175,241	703,697
Change in lease liability	58,263	91,478
Contract liability	52,955	-
Net cash (used in) provided by operating activities	(289,471)	3,334,659

Cash flows from investing activities:
Purchases of property and equipment	(243,652)	(159,407)
Net cash (used in) investing activities	(243,652)	(159,407)

Cash flows from financing activities:
Proceeds from issuance of PPP note payable	543,000	-
Proceeds from issuance of EIDL note payable	500,000	-
Proceeds from issuance of notes payable	197,000	1,240,000
Proceeds from advances	3,309,500	1,109,601
Repayments of notes payable	(2,753,536)	(1,288,115)
Repayments of advances	(2,545,704)	(32,060)
Cash distribution	-	(4,149,883)
Cash Contribution	1,529,080	-
Net cash provided by (used in) financing activities	779,340	(3,120,457)

Net increase in cash	246,217	54,795

Cash, beginning of period	54,795	-

Cash, end of period	$301,012	$54,795

Supplemental disclosures of cash flow information:
Cash paid during period for interest	$236,354	$417,972

Supplemental disclosures of non-cash investing and financing activities:
Non cash Notes proceeds	$-	$2,945,844
Non cash notes payment	$31,351	$(2,945,844)
Notes proceeds for equipment	$509,836	$450,000
Write off AR Affiliates and Building	$-	$(2,597,402)

The accompanying notes are an integral part of these consolidated financial statements.

EMPIRE SERVICES, INC.

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Empire Services, Inc. (“Empire” or the “Company”) operates 11 metal recycling facilities in Virginia and North Carolina. The Company was incorporated in the State of Virginia on February 12, 2004.

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for financial information and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Our consolidated financial statements include the accounts of Liverman Metal Recycling, Inc., our wholly-owned subsidiary. All intercompany transactions were eliminated during consolidation.

NOTE 2 – GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

As of December 31, 2020, the Company had cash of $301,012 and a working capital deficit (current liabilities in excess of current assets) of $7,915,378. During the year ended December 31, 2020, the net loss was $3,749,370 and net cash used in operating activities was $289,471. As of December 31, 2019, the Company had cash of $54,795 and a working capital deficit (current liabilities in excess of current assets) of $7,154,876. During the year ended December 31, 2019, the net income was $547,684 and net cash provided by operating activities was $3,334,659 conditions raise substantial doubt about the Company’s ability to continue as a going concern for one year from the issuance of the audited consolidated financial statements.

During the year ended December 31, 2020, the Company received proceeds of $3,309,500, $543,000, $500,000 and $197,000 from the issuance of advances, a paycheck protection program loan, an emergency injury disaster loan and non-convertible notes, respectively. During fiscal year 2020, the Company used $243,652 to purchase equipment. The Company may not have sufficient cash to fund operations for the next fiscal year. During the year ended December 31, 2019, the Company received proceeds of $1,109,601 and $1,240,000 from the issuance of advances and non-convertible notes, respectively. During fiscal year 2019, the Company used $159,407 to purchase equipment. The Company may not have sufficient cash to fund operations for the next fiscal year.

The Company’s primary source of operating funds since inception has been cash proceeds from operating activities. The Company has occasionally experienced net losses and negative cash flows from operations. The Company’s ability to continue its operations is dependent upon its ability to obtain additional capital through public or private equity offerings, debt financings or other sources; however, financing may not be available to the Company on acceptable terms, or at all. The Company’s failure to raise capital as and when needed could have a negative impact on its financial condition and its ability to pursue its business strategy, and the Company may be forced to curtail or cease operations.

Management’s plans regarding these matters encompass the following actions: 1) obtain funding from new and current investors to alleviate the Company’s working capital deficiency; and 2) implement a plan to increase revenues. The Company’s continued existence is dependent upon its ability to raise additional capital.  However, the outcome of management’s plans cannot be determined with any degree of certainty.

Accordingly, the accompanying audited consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business for one year from the date the consolidated financial statements are issued. The carrying amounts of assets and liabilities presented in the audited consolidated financial statements do not necessarily purport to represent realizable or settlement values. The audited consolidated financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

In March 2020, the World Health Organization declared COVID-19 a global pandemic. This contagious disease outbreak, which has continued to spread, and any related adverse public health developments, has adversely affected workforces, customers, economies, and financial markets globally, leading to an economic downturn. It has also disrupted the normal operations of many businesses, including ours. It is not possible for us to predict the duration or magnitude of the adverse results of the outbreak of COVID-19 and its effects on our business including our financial condition, liquidity, or results of operations at this time. Management is actively monitoring the global situation and its impact on the Company’s financial condition, liquidity, operations, customers, industry, and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, the Company is not able to estimate the effects that the COVID-19 outbreak will have on its results of operations, financial condition, or liquidity for fiscal year 2021. As of the date these financial statements were issued, the Company has experienced delays in securing new customers and related revenues and the longer this pandemic continues there may be additional impacts. Furthermore, the COVID-19 outbreak has and may continue to impact the Company’s ability to raise capital.

Although the Company cannot estimate the length or gravity of the impact of the COVID-19 outbreak at this time, if the pandemic continues, it may have a material adverse effect on the Company’s results of future operations, financial position, liquidity, and capital resources, and those of the third parties on which the Company relies in fiscal year 2021.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Empire Services, Inc. and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include right-of-use, lease liability, and environmental remediation calculations. Actual results may differ from these estimates.

Fair Value of Financial Instruments

The Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Subtopic 825-10, “Financial Instruments” (“ASC 825-10”) requires disclosure of the fair value of certain financial instruments. The estimated fair value of certain financial instruments, including cash, accounts payable and accrued liabilities are carried at historical cost basis, which approximates their fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the consolidated financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk.

The Company follows ASC 825-10, which permits entities to choose to measure many financial instruments and certain other items at fair value.

Cash

For purposes of the consolidated statements of cash flows, the Company considers highly liquid investments with an original maturity of three months or less to be cash equivalents. As of December 31, 2020 and 2019, the Company had no cash equivalents. The Company maintains its cash in banks insured by the Federal Deposit Insurance Corporation in accounts that at times may be in excess of the federally insured limit of $250,000 per bank. The Company minimizes this risk by placing its cash deposits with major financial institutions. At December 31, 2020 and 2019, the uninsured balances amounted to $57,041 and $0, respectively.

Property and Equipment, net

We state property and equipment at cost or, if acquired through a business combination, fair value at the date of acquisition. We calculate depreciation and amortization using the straight-line method over the estimated useful lives of the assets, except for our leasehold improvements, which are depreciated over the shorter of their estimated useful lives or their related lease term. Upon the sale or retirement of assets, the cost and related accumulated depreciation are removed from our accounts and the resulting gain or loss is credited or charged to income. We expense costs for repairs and maintenance when incurred. Property and equipment includes assets recorded under finance leases, see “Note 9—Leases.” We pledge property and equipment as collateral for our line of credit. See “Note 8—Long Term Debt.”

Revenue Recognition

The Company recognizes revenue when services are realized or realizable and earned, less estimated future doubtful accounts.

The Company’s revenues are accounted for under ASC Topic 606, “Revenue From Contracts With Customers” (“ASC 606”) and generally do not require significant estimates or judgments based on the nature of the Company’s revenue streams. The sales prices are generally fixed at the point of sale and all consideration from contracts is included in the transaction price. The Company’s contracts do not include multiple performance obligations or material variable consideration.

In accordance with ASC 606, the Company recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. The Company recognizes revenue in accordance with that core principle by applying the following:

(i)	Identify the contract(s) with a customer;

(ii)	Identify the performance obligation in the contract;

(iii)	Determine the transaction price;

(iv)	Allocate the transaction price to the performance obligations in the contract; and

(v)	Recognize revenue when (or as) the Company satisfies a performance obligation.

The Company primarily generates revenue by purchasing scrap metal from businesses and retail customers, processing it, and selling the ferrous and non-ferrous metals to clients.

The Company realizes revenue upon the fulfillment of its performance obligations to customers. As of December 31, 2020 and 2019, the Company had a contract liability of $52,955 and $0, respectively, for scrap metal customers had paid for and the Company had not yet delivered.

Inventories

We maintain minimal inventories as we ship the ferrous and non-ferrous metals we purchase to customers multiple times per day. We calculate the value of the minimal inventories we do carry, which consist of processed and unprocessed scrap metal (ferrous and nonferrous), used and salvaged vehicles, and supplies, based on the net realizable value or the cost of the inventories, whichever is less. We calculate the value of the inventory based on the first-in-first-out (FIFO) methodology. The value of our inventories was $0 and $0, respectively, as of December 31, 2019 and 2020.

Advertising

The Company charges the costs of advertising to expense as incurred. Advertising costs were $1,095 and $6,671 for the years ended December 31, 2020 and 2019, respectively.

Income Taxes

The Company is organized as a Corporation and has elected to be taxed as S-Corporation for state and federal tax purposes. Income taxes are not payable by the Company. Shareholders of S-Corporations are taxed individually on their applicable share of earnings. Accordingly, no provision for income taxes is reflected in these financial statements. Net income or loss is allocated to the shareholder of the corporation.

Long-Lived Assets

The Company reviews its property and equipment and any identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The test for impairment is required to be performed by management at least annually. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted operating cash flow expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell. Intangible assets are stated at cost and reviewed annually to examine any impairments, usually assuming an estimated useful life of three to five years. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings.

Segment Reporting

Operating segments are defined as components of an enterprise for which separate financial information is available and evaluated regularly by the Chief Executive Officer, or decision-making group, in deciding the method to allocate resources and assess performance. The Company currently has one reportable segment for financial reporting purposes, which represents the Company’s core business.

Environmental Remediation Liability

The operations of the Company, like those of other companies in its industry, are subject to various domestic and foreign environmental laws and regulations. These laws and regulations not only govern current operations and products, but also impose potential liability on the Company for past operations. Management expects environmental laws and regulations to impose increasingly stringent requirements upon the Company and the industry in the future. Management believes that the Company conducts its operations in compliance with applicable environmental laws and regulations and has implemented various programs designed to protect the environment and promote continued compliance.

The Company is involved with environmental investigation and remediation activities at some of its currently operated sites. In addition, the Company, together with other parties, has been designated a potentially responsible party under federal and state environmental protection laws for the investigation and remediation of environmental matters. In general, these laws provide that potentially responsible parties may be held jointly and severally liable for investigation and remediation costs regardless of fault.

The Company initially provides for estimated costs of environmental-related activities relating to its past operations for which commitments or clean-up plans have been developed and when such costs can be reasonably estimated based on industry standards and professional judgment. These estimated costs, which are undiscounted, are determined based on currently available facts regarding each site. If the reasonably estimable costs can only be identified as a range and no specific amount within that range can be determined more likely than any other amount within the range, the minimum of the range is provided.

The Company continuously assesses its potential liability for investigation and remediation-related activities and adjusts its environmental-related accruals as information becomes available upon which more accurate costs can be reasonably estimated and as additional accounting guidelines are issued. At December 31, 2020 and 2019, the Company had accruals reported on the balance sheet as current liabilities of $140,000 and $140,000, respectively.

Actual costs incurred may vary from the accrued estimates due to the inherent uncertainties involved including, among others, the nature and magnitude of the wastes involved, the various technologies that can be used for remediation and the determination of acceptable remediation with respect to a particular site. Additionally, costs for environmental-related activities may not be reasonably estimable and therefore would not be included in our current liabilities.

Management expects these contingent environmental-related liabilities to be resolved over the next fiscal year.

Recent Accounting Pronouncements

In February 2016, the Financial Accounting (“FASB”) issued Accounting Standard Update (“ASU”) No. 2016-02, Leases (Topic 842), which, among other things, requires lessees to recognize substantially all leases on their balance sheets and disclose key information about leasing arrangements. The new standard establishes a right of use (“ROU”) model that requires a lessee to recognize a ROU asset and liability on the balance sheet for all leases with a term longer than 12 months. Leases are classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the statement of operations. The new standard became effective for the Company on January 1, 2019.

We adopted Topic 842 utilizing the modified retrospective adoption method with an effective date of January 1, 2019. We made the election to not apply the recognition requirements in Topic 842 to short-term leases (i.e., leases of 12 months or less) for all classes of underlying assets. Instead, we recognize lease payments in profit or loss on a straight-line basis over the lease term. In addition, in accordance with Topic 842, variable lease payments in the period in which the obligation for those payments is incurred are not included in the recognition of a lease liability or right-of-use asset. We elected to not separate non-lease components from the associated lease component for all underlying classes of assets with lease and non-lease components. The adoption of Topic 842 resulted in the recognition of operating lease liabilities of $4,678,108 and $5,863,648 and operating ROU assets of $4,533,747 and $5,777,550 as of December 31, 2020 and 2019, respectively, primarily related to leases for the company’s metal recycling facilities. There was no cumulative effect adjustment to beginning Stockholders’ Deficit on the consolidated balance sheet. The accounting for our finance leases remained substantially unchanged, as finance lease liabilities and their corresponding ROU assets were already recorded on the consolidated balance sheets under the previous guidance. The adoption of Topic 842 did not have a significant effect on our results from operations or cash flows. See “Note 9—Leases” for additional disclosures required by Topic 842.

In August 2020, the FASB issued ASU 2020-06, which simplifies the guidance on accounting for convertible debt instruments by removing the separation models for: (1) convertible debt with a cash conversion feature; and (2) convertible instruments with a beneficial conversion feature. As a result, the Company will not separately present in equity an embedded conversion feature in such debt. Instead, we will account for a convertible debt instrument wholly as debt, unless certain other conditions are met. We expect the elimination of these models will reduce reported interest expense and increase reported net income for the Company’s convertible instruments falling under the scope of those models before the adoption of ASU 2020-06. Also, ASU 2020-06 requires the application of the if-converted method for calculating diluted earnings per share and the treasury stock method will be no longer available. The provisions of ASU 2020-06 are applicable for fiscal years beginning after December 15, 2021, with early adoption permitted no earlier than fiscal years beginning after December 15, 2020. The adoption of this update is not expected to have a material impact on the Company’s consolidated financial statements and related disclosures.

In August 2018, the FASB issued Accounting Standards Update (“ASU”) 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 removes certain disclosure requirements, including the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, the policy for timing of transfers between levels, and the valuation processes for Level 3 fair value measurements. ASU 2018-13 also adds disclosure requirements, including changes in unrealized gains and losses for the period included in other comprehensive income for recurring Level 3 fair value measurements, and the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. The amendments on changes in unrealized gains and losses, and the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. ASU 2018-13 became effective for us on January 1, 2020. The adoption of this update did not have a material impact on the Company’s consolidated financial statements and related disclosures.

There are other various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2020 and December 31, 2019 is summarized as follows:

	December 31, 2020	December 31, 2019
Equipment	$4,310,229	$3,556,742
Less accumulated depreciation	(1,939,638)	(1,557,394)
Property and equipment, net	$2,370,591	$1,999,348

Depreciation expense for the years ended December 31, 2020 and 2019 was $382,244 and $327,080, respectively.

NOTE 5 – MERCHANT CASH ADVANCES

During the year ended December 31, 2020 and 2019, the Company received proceeds from the issuance of merchant cash advances of $3,309,500 and $1,109,601 and repaid an aggregate of $2,545,704 and $32,060, respectively, of the advances. The advances have final payment dates ranging from June 19, 2020 to March 31, 2022. The advances are secured against the assets of the Company. As of December 31, 2020 and 2019, the Company owed $2,843,525 and $1,083,977 on the advances, net of issuance discounts of $707,646 and $326,112, respectively. The Company paid interest and penalties of $32,290 and $0 on these advances during the years ended December 31, 2020 and 2019, respectively.

NOTE 6 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

As of December 31, 2020 and 2019, the Company owed accounts payable and accrued expenses of $1,488,713 and $1,315,482, respectively. These are primarily comprised of payments to vendors of $1,285,788 and $1,224,413, accrued interest on debt of $16,944 and $356, and accrued credit card balances of $142,998 and $86,869 as of December 31 2020 and 2019, respectively.

NOTE 7 – COMMITMENTS AND CONTINGENCES

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Except as set forth below, we are currently not aware of any such legal proceedings or claims that will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

The Company realized a gain on legal settlement of $285,000 during the year ended December 31, 2019 on a worker’s compensation-related matter. The Company realized gain on debt settlements of $19,440 and $127,984 during the years ended December 31, 2020 and 2019, respectively, for the early payoff of advances.

On June 30, 2021, the Company entered into a Consent Order with the Virginia State Water Control Board. Under the Consent Order, the Company is required to pay a civil penalty of $90,000, improve its internal control plans regarding recycled and waste materials, remediate certain environmental concerns on the properties it leases, among other requirements. The Company believes it is appropriate to recognize an environmental remediation liability as a regulatory claim was asserted in the Notices of Violations issued to the Company in November 2019, for which the June 2021 Consent Order rectifies.

The Company has recognized a $140,000 environmental remediation liability as of December 31, 2019 and 2020, which the Company believes $50,000 is a fair estimate of the cost to remediate the properties it leases and the $90,000 civil penalty. The Company is committed to improving its processes and controls to ensure its operations have minimal environmental impact with the goal of minimizing the number of comments and citations received by the Department of Environmental Quality going forward.

NOTE 8 – NON-CONVERTIBLE NOTES PAYABLE, EIDL NOTE PAYABLE AND PPP NOTE PAYABLE

On November 17, 2014, the Company entered into a secured promissory note in the principal amount of $2,500,000 bearing an interest rate of 5.25% with a maturity date of October 16, 2019. The note is secured by all assets of the Company and property owned by the Company’s Chief Executive Officer. During fiscal years 2020 and 2019, the Company made payments of $0 and $1,187,938, respectively. As of December 31, 2020 and 2019, the note had a carrying value of $0 and $0, respectively.

On November 17, 2014, the Company entered into a secured promissory note in the principal amount of $3,400,000 bearing an interest rate of 5.25% with a maturity date of November 17, 2019. The note is secured by all assets of the Company and property owned by the Company’s Chief Executive Officer. During fiscal years 2020 and 2019, the Company made payments of $0 and $773,394, respectively. As of December 31, 2020 and 2019, the note had a carrying value of $0 and $0, respectively.

On November 17, 2014, the Company entered into a secured promissory note in the principal amount of $3,000,000 bearing an interest rate of 5.25% with a maturity date of October 16, 2019. The note is secured by all assets of the Company and property owned by the Company’s Chief Executive Officer. During fiscal years 2020 and 2019, the Company made payments of $1,732,686 and $156,035, respectively. As of December 31, 2020 and 2019, the note had a carrying value of $0 and $1,732,686, respectively.

On July 7, 2015, the Company entered into a secured promissory note in the principal amount of $294,000 bearing an interest rate of 5.25% with a maturity date of July 7, 2020. The note is secured by all assets of the Company and property owned by the Company’s Chief Executive Officer. During fiscal years 2020 and 2019, the Company made payments of $0 and $106,877, respectively. As of December 31, 2020 and 2019, the note had a carrying value of $0 and $0, respectively.

On August 15, 2015, the Company entered into an equipment finance note in the principal amount of $202,000 with a maturity date of August 15, 2021. The finance and interest charges were included in the principal amount. The note is secured against equipment owned by the Company. During fiscal years 2020 and 2019, the Company made payments of $0 and $111,238, respectively, towards the principal balance and $0 and $8,213, respectively, towards interest and finance charges. As of December 31, 2020 and 2019, the note had a carrying value of $0 and $0, respectively.

On September 16, 2015, the Company entered into a secured promissory note in the principal amount of $2,275,000 bearing an interest rate of 5.25% with a maturity date of September 16, 2019. The note is secured by all assets of the Company and property owned by the Company’s Chief Executive Officer. During fiscal years 2020 and 2019, the Company made payments of $0 and $905,787, respectively. As of December 31, 2020 and 2019, the note had a carrying value of $0 and $0, respectively.

On September 30, 2015, the Company entered into an equipment finance note in the amount of $384,176 bearing an interest rate of 0% with a maturity date of September 30, 2020. There is a one-time financing fee of $14,276 included in the note. The note is secured against equipment owned by the Company. During fiscal years 2020 and 2019, the Company made payments of $82,882 and $56,157, respectively. As of December 31, 2020 and 2019, the note had a carrying value of $0 and $82,882 respectively.

On March 8, 2017, the Company entered into an equipment finance note in the principal amount of $120,851 with a maturity date of March 15, 2021. The finance and interest charges were included in the principal amount. The note is secured against equipment owned by the Company. During fiscal years 2020 and 2019, the Company made payments of $0 and $73,165, respectively, towards the principal balance and $0 and $5,401, respectively, towards interest and finance charges. As of December 31, 2020 and 2019, the note had a carrying value of $0 and $0, respectively.

On October 9, 2018, the Company entered into an equipment finance note in the principal amount of $97,574 with a maturity date of October 9, 2023. The finance and interest charges were included in the principal amount. The note is secured against equipment owned by the Company. During fiscal years 2020 and 2019, the Company made payments of $0 and $89,462, respectively, towards the principal balance and $0 and $6,605, respectively, towards interest and finance charges. As of December 31, 2020 and 2019, the note had a carrying value of $0 and $0, respectively.

On December 27, 2018, the Company entered into a secured promissory note in the amount of $898,000 bearing an interest rate of 9.25% with a maturity date of February 15, 2024. The note is secured by assets of the Company. During fiscal years 2020 and 2019, the Company made principal payments of $0 and $770,126, respectively. There was a gain on settlement of $127,874. As of December 31, 2020 and 2019, the note had a carrying value of $0 and $0, respectively.

On July 5, 2019, the Company entered into a secured promissory note in amount of $1,360,800 bearing an interest rate of 10.495% with a maturity date of August 5, 2022. There was an additional financing cost of $11,474 assessed in fiscal year 2020. The note is secured by assets of the Company. During fiscal years 2020 and 2019, the Company made principal payments of $274,058 and $0, respectively, and payments towards interest of $34,020 and $14,715, respectively. There was a principal addition of $11,474 in fiscal year 2020. As of December 31, 2020 and 2019, the note had a principal balance of $1,066,864 and $1,360,800. As of December 31, 2020 and 2019, the note had a carrying value of $957,817 and $1,183,481, respectively.

On August 15, 2019, the Company entered into a secured promissory note in the amount of $652,680 bearing an interest rate of 10.495% with a maturity date of November 15, 2025. There was an additional financing cost of $2,313 assessed in fiscal year 2020. The note is secured by assets of the Company. During fiscal years 2020 and 2019, the Company made principal payments of $58,052 and $0, respectively, and payments towards fees of $9,158 and $0, respectively. As of December 31, 2020 and 2019, the note had a principal balance of $596,941 and $652,680. As of December 31, 2020 and 2019, the note had a carrying value of $509,324 and $546,808, respectively.

On December 30, 2019, the Company entered into a secured promissory note in the principal amount of $2,000,000 bearing an interest rate of 4.75% with a maturity date of January 30, 2024. The note is secured by all assets of the Company and property owned by the Company’s Chief Executive Officer. During fiscal years 2020 and 2019, the Company made principal payments of $392,288 and $0, respectively, and payments towards interest of $90,977 and $0, respectively. As of December 31, 2020 and 2019, the note had a carrying value of $1,607,712 and $2,000,000, respectively.

On December 30, 2019, the Company entered into a secured, demand promissory note in the principal amount of $1,000,000 bearing an interest rate of 4.75% with a maturity date of January 30, 2024, of which the Company received proceeds of $197,000 and $945,844 during the years ended December 31, 2020 and 2019, respectively. Under the terms of the note, any principal amount that is paid off can be reborrowed. The note is secured by all assets of the Company and property owned by the Company’s Chief Executive Officer. During fiscal years 2020 and 2019, the Company made principal payments of $192,585 and $0, respectively, and payments towards interest of $26,837 and $0, respectively. As of December 31, 2020 and 2019, the note had a carrying value of $950,260 and $945,844, respectively.

On April 19, 2020, the Company received proceeds of $500,000 from an Economic Injury Disaster Loan (“EIDL”) note. The note has a maturity date of April 19, 2040 and bears 3.75% interest per annum. As of December 31, 2020, the Company owed $500,000 in principal and $13,151 in accrued interest on this note.

On April 20, 2020, the Company received proceeds of $543,000 from a Paycheck Protection Program (“PPP”) note. The note has a maturity date of April 20, 2022 and bears 1% interest per annum. As of December 31, 2020, the Company owed $543,000 in principal and $3,794 in accrued interest on this note. On April 1, 2021, the Small Business Administration forgave all principal and interest due under this note.

On August 12, 2020, the Company entered into a secured promissory note in the amount of $335,760, bearing an interest rate of 10.495% with a maturity date of September 12, 2024. The note is secured by assets of the Company. During fiscal year 2020, the Company made principal payments of $20,985. As of December 31, 2020 and 2019, the note had a principal balance of $314,755 and $0. As of December 31, 2020, the note had a carrying value of $259,757.

On October 28, 2020, the Company entered into a secured promissory note in the amount of $273,960 bearing an interest rate of 10.015% with a maturity date of November 5, 2023. The note is secured by assets of the Company. During fiscal year 2020, the Company made principal payments of $0. As of December 31, 2020, the note had a principal balance of $273,960. As of December 31, 2020, the note had a carrying value of $237,109.

There were interest expense of $233,394 and $1,092,173 for the years ended December 31, 2019 and 2020, respectively.

The following is a summary of the notes payable balances at December 31, 2020 and 2019:

	2020	2019
Note balance	$5,564,978	6,491,702
Less: current portion	(1,924,645)	(2,895,500)
Long-term portion	$3,640,333	$3,596,202

Aggregate minimum future principal payment maturities at December 31, 2020 were as follows:

Year ended December 31,
2021	$1,924,645
2022	1,734,112
2023	1,081,821
2024	341,261
2025	80,619
Thereafter	402,520
Total principal payments	$5,564,978

NOTE 9 – LEASES

Property Leases (Operating Leases)

The Company leases its facilities and certain office equipment under operating leases which expire on various dates through 2025. The Company determines if an arrangement is a lease at inception and whether they are finance or operating leases. Right of Use (“ROU”) assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments from the lease. Operating lease ROU assets and liabilities are recognized at the commencement date of the lease based on the present value of lease payments over the lease term. When readily determinable, the Company uses the implicit rate in determining the present value of lease payments. The ROU asset also includes any fixed lease payments, including in-substance fixed lease payments and excludes lease incentives. Lease expense for lease payments is recognized on a straight-line basis over the lease term. Lease term is determined at lease commencement and includes any non-cancellable period for which the Company has the right to use the underlying asset, together with any options to extend that the Company is reasonably certain to exercise.

On April 16, 2016, the Company entered into a lease agreement for the leasing of an automobile. Under the terms of the lease, the Company is required to pay $10,000 for the first month and $725 per month thereafter for 47 months. The lease expires on April 16, 2020 and the Company does not have an option to renew or extend. The Company is responsible to any damage to the automobile under the terms of the lease.

On December 29, 2017, the Company entered into a lease agreement for the leasing of an automobile. Under the terms of the lease, the Company is required to pay $7,500 for the first month and $700 per month thereafter for 47 months. The lease expires on December 29, 2021 and the Company does not have an option to renew or extend. The Company is responsible to any damage to the automobile under the terms of the lease.

Effective January 1, 2019, the Company entered into leasing agreements with a company owned by the Chief Executive Officer of Empire for the leasing of the Company’s metal recycling locations. Under the terms of the leases, the Company is required to pay an aggregate of $137,450 per month for the facilities beginning January 1, 2019 and increasing by 3% on the first of every year thereafter. The leases expire on January 1, 2024 and the Company has two options to extend the leases by 5 years per option. In the event the Company does not exercise the options, the leases will continue on a month-to-month basis. The Company cannot sublease any of the properties under the lease agreements.

On February 18, 2019, the Company entered into a lease agreement for the leasing of an automobile. Under the terms of the lease, the Company is required to pay $18,200 for the first month and $750 per month thereafter for 59 months. The lease expires on February 18, 2025 and the Company does not have an option to renew or extend. The Company is responsible to any damage to the automobile under the terms of the lease.

ROU assets and liabilities consist of the following:

	December 31, 2020	December 31, 2019
Operating leases - ROU assets (included in Other assets)	$4,533,747	$5,777,550

Current portion of lease liabilities	$1,766,552	$1,776,726
Long term lease liabilities, net of current portion	2,911,556	4,086,922
Total lease liabilities	$4,678,108	$5,863,648

Aggregate minimum future commitments under non-cancelable operating leases and other obligations at December 31, 2020 were as follows:

Year ended December 31,
2021	$1,766,552
2022	1,811,352
2023	1,865,412
2024	9,000
2025	750
Total Minimum Lease Payments	$5,453,066
Less: Imputed Interest	$774,958
Present Value of Lease Payments	$4,678,108
Less: Current Portion	$1,766,552
Long Term Portion	$2,911,556

The Company leases its facilities, automobiles, and offices under operating leases which expire on various dates through 2024. Rent expense related to these leases is recognized based on the payment amount charged under the lease. Rent expense for the years ended December 31, 2020 and 2019 was $1,776,726 and $1,783,949, respectively. At December 31, 2020, the leases had a weighted average remaining lease term of 3.0 years and a weighted average discount rate of 10%.

NOTE 10 – CONCENTRATIONS OF REVENUE

Customer Concentrations

The Company has a concentration of customers. For the fiscal year ended December 31, 2020, one customer represented approximately 93% of revenue. For the fiscal year ended December 31, 2019, two customers represented approximately 89% and 8% of revenue each. Sims Metal Management accounted for $11,098,172 and $15,302,399 in revenue in 2020 and 2019, respectively, and Techemet LP accounted for $1,115,724 and $1,386,223 in revenue in 2020 and 2019, respectively.

The Company’s sales are concentrated in the Virginia and northeastern North Carolina markets.

NOTE 11 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 5,000 shares of common stock, par value $1.00 per share. There were 1,000 shares of common stock outstanding at December 31, 2019, and December 31, 2020.

During the year ended December 31, 2020, there were contributions for lease rent of $1,718,463 and cash contributions of $1,529,080. During the year ended December 31, 2019, there contribution for lease rent of $1,692,201 and cash distributions of $4,149,883.

NOTE 12 – WARRANTS

The Company does not have any outstanding warrants to purchase common stock.

NOTE 13 – STOCK OPTIONS

The Company does not have any outstanding options to purchase shares of common stock.

NOTE 14 – INCOME TAXES

The Company, with stockholder’s consent, has elected to be taxed as an “S Corporation” under the provisions of the Internal Revenue Code and comparable state income tax law. As an S Corporation, the Company is generally not subject to corporate income taxes and the Company’s net income or loss is reported on the individual tax return of the stockholder of the Company. Therefore, no provision or liability for income taxes is reflected in the financial statements.

The Company has not been audited by the Internal Revenue Service, and accordingly the business tax returns since 2016 are open to examination. Management has evaluated its tax positions and has concluded that the Company had taken no uncertain tax positions that could require adjustment or disclosure in the financial statements to comply with provisions set forth in Accounting Standards Codification (ASC) Section 740, Income Taxes.

NOTE 15 – SUBSEQUENT EVENTS

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued.

On March 16, 2021, the Company received a $543,275 Paycheck Protection Program loan.

On April 1, 2021, the Small Business Administration forgave the Company’s Paycheck Protection Program loan in the principal amount of $543,000 and accrued interest of $5,219.

On September 30, 2021, MassRoots, Inc. entered into definitive agreements to acquire the Company for consideration of (i) 482,504,742 shares of Common Stock, (ii) within 3 business days of the closing of the Company’s next capital raise, repayment of a $1 million advance made to purchase Empire’s Virginia Beach location and (iii) a promissory note in the principal amount of $3.7 million with a maturity date of September 30, 2023. The acquisition was effective October 1, 2021 upon the effectiveness of a Certificate of Merger in Virginia.